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                                                                       Exhibit 5

June 19, 2003

K-V Pharmaceutical Company
2503 South Hanley Road
St. Louis, Missouri 63144

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for K-V Pharmaceutical Company, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) $200,000,000 aggregate principal amount of 2.5% Contingent Convertible Subordinated Notes Due 2033 (the "Debt Securities") issued pursuant to an Indenture (the "Indenture") dated as of May 16, 2003 between the Company and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"), and (ii) 5,795,420 shares ("Conversion Shares") of the Class A common stock of the Company, $0.01 par value per share, issuable upon conversion of the Debt Securities (the "Conversion Shares," and together with the Debt Securities, the "Securities"), at a conversion rate of approximately 28.9771 shares per $1,000 principal amount of Debt Securities, subject to adjustment in certain circumstances. The Securities may be sold by the selling securityholders that may be specified in the registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities Exchange Commission and the prospectus forming a part thereof, as amended and/or supplemented from time to time.

         As counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as we have deemed necessary or appropriate. In rendering our opinions, we have relied upon certificates of officials of the Company as to certain factual matters material to such opinions, and upon certificates of public officials. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company. In examining such materials and in delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such copies.

         We are opining herein as to the effect on the subject transactions only of the federal laws of the United States of America, the General Corporation Law of the State of Delaware and laws of the States of Missouri and New York. We express no opinion as to whether the laws of any other jurisdiction might affect any opinion rendered by us, whether because of the application in Delaware, Missouri or New York of the laws of such other jurisdiction or because of the

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application in such other jurisdiction of the above-referenced laws of the
States of Delaware, Missouri and New York. The foregoing notwithstanding, none of the opinions or confirmations given by us herein shall be deemed to cover any act or statutes regulated by the U.S. Food and Drug Administration (the "FDA"), the U.S. Patent and Trademark Office (the "PTO"), or any orders, rules or regulations promulgated by the FDA or the PTO. Further, we express no opinion with respect to any law, rule, regulation or matter regarding any matters of local law (i.e., laws, rules and regulations of counties, towns, municipalities or special political subdivisions). The opinions expressed herein with respect to enforceability are further qualified to the extent that enforcement may be limited by applicable bankruptcy, fraudulent conveyance, reorganization, insolvency, moratorium and similar laws relating to creditors' rights generally, and that the remedies available may be subject to general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

         Based upon the foregoing and subject to qualifications set forth herein, we are of the opinion that:

         1. The Debt Securities constitute the valid and binding obligations of the Company.

         2. The Conversion Shares have been duly authorized and reserved for issuance and, when the Registration Statement has become effective under the Act, any Conversion Shares issued and delivered upon conversion of the Debt Securities in accordance with the terms of the Debt Securities and the Indenture will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters."

                                    Very truly yours,

                                    /s/ Thompson Coburn LLP
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                                    Thompson Coburn LLP